Exhibit 10.1

SEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT

This Seventh Business Financing Modification Agreement (this “BFMA”) is entered into as of January 8, 2020, by and between Socket Mobile, Inc., a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation, successor in interest to Bridge Bank, National Association (“Lender”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated February 27, 2014, by and between Borrower and Lender, as amended by that certain Business Financing Modification Agreement, dated as of February 26, 2016, that certain Business Financing Modification Agreement, dated as of March 20, 2017, that certain Business Financing Modification Agreement, dated as of January 31, 2018, that certain Fourth Business Financing Modification Agreement and Forbearance Agreement, dated as of June 4, 2018, that certain Fifth Business Financing Modification Agreement, dated as of July 30, 2018, and that certain Sixth Business Financing Modification Agreement and Waiver of Default, dated as of June 14, 2019 (as so amended, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Obligations” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Business Financing Agreement:

(i)	Section 1.1 of the Agreement is hereby amended in its entirety as follows:

1.1 Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit (subject at all times to the Domestic Credit Limit and the EXIM Credit Limit) or the Borrowing Base (subject at all times to the Domestic Borrowing Base and EXIM Borrowing Base), whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance. In addition, until such time as the Term Advance has been paid in full, in cash, it shall be an additional condition to each Advance that the applicable Advance Request must be accompanied by updated reporting required by Sections 4.8(g), (h), and (i)(ii), each updated to no earlier than 2 business days prior to the date of the Advance Request, and otherwise meeting the requirements of Sections 4.8(g), (h), and (i)(ii).

(ii)                Sections 4.8(g), (h), and (i) of the Agreement are hereby amended in their entirety as follows:

(g)    Within 10 days after the last day of each calendar month, and until such time as the Term Advance has been paid in full, in cash, with each Advance Request, (i) a domestic borrowing base certificate, in form and substance satisfactory to Lender and in substantially the form attached hereto as Exhibit B, setting forth Domestic Eligible Receivables and Receivable Amounts thereof as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable, and (ii) an EXIM borrowing base certificate, in form and substance satisfactory to Lender and in substantially the form attached hereto as Exhibit C, setting forth EXIM Eligible Receivables and Receivable Amounts thereof, as of the last day of the month.

(h)     Within 10 days after the last day of each calendar month, and until such time as the Term Advance has been paid in full, in cash, with each Advance Request, (i) a detailed aging of Borrower’s domestic receivables by invoice date, together with payable aging by invoice date, and (ii) a detailed aging of Borrower’s EXIM export-related receivables by due date, together with a payable aging by due date, in each case as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable.

(i)     (i) Within 10 days after the last day of each calendar month, (x) distributor sell-through reports, in form and substance acceptable to Lender, and

(y) a deferred revenue report, (ii) within 10 days after the last of each calendar month, and until such time as the Term Advance has been paid in full, in cash, with each Advance Request, (x) sales journal and cash receipts journal, and (y) such other matters as Lender may request, in each case as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable.

(iii)	Section 10.2 of the Agreement is hereby amended in its entirety as

10.2 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, ARIZONA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INMATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN

CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, ARIZONA, SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

(iv)	Clause (m) of the definition of “Eligible Receivable” set forth in Section

12.1 of the Agreement is hereby amended in its entirety as follows:

(m) the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of Borrower’s aggregate dollar amount of all outstanding domestic Receivables, provided however (i) for the Account Debtor Scansource, the Receivable is not that portion of Receivables in excess of 50% of Borrower’s aggregate dollar amount for all outstanding domestic Receivables and 35% of Borrower’s aggregate dollar amount for all outstanding Receivables (including both domestic and foreign Receivables), and (ii) for the Account Debtors Bluestar and Ingram Micro, the Receivable is not that portion of Receivables in excess of 60% of Borrower’s aggregate dollar amount for all outstanding domestic Receivables, and the Receivable is not that portion of Receivables in excess of 50% of Borrowers aggregate dollar amount for all outstanding Receivables (including both domestic and foreign Receivables).

(v)                The definition of Maturity Date set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

“Maturity Date” means (i) for Advances under the Domestic Line of Credit, January 31, 2022, (ii) for Advances under the EXIM Line of Credit, January 31, 2022, and (iii) for the Term Advance, the Term Advance Maturity Date, or, in each case, such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

(vi)	Section 14 of the Agreement is hereby amended in its entirety as follows:

14.       RESERVED.

(vii)             Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this BFMA.

3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.    CONDITIONS TO EFFECTIVENESS. The effectiveness of this BFMA shall be subject to the satisfaction of the following conditions precedent:

A.                 Execution of this BFMA. Lender shall have received a fully executed copy of this BFMA, duly executed by Borrower.

B.                 Representations and Warranties. The representations and warranties set forth in the Existing Documents shall be true and correct (and Borrower so certifies, by its signature below) as of the date hereof.

C.                 No Default or Event of Default. No Default or Event of Default shall exist or be continuing as of the date hereof.

D.	Fees. Lender shall have received payment in full of (i) the Domestic Facility Fee,

(ii) the EXIM Facility Fee, (iii) the Due Diligence Fee, and (iv) an EXIM application fee in the amount of $100, which fees Borrower acknowledges and agrees are fully-earned and non- refundable.

E.                  Payment of Lender’s Legal Fees and Expenses. Borrower shall have reimbursed Lender for all sums due in payment of Lender’s legal fees and expenses in connection with the preparation, negotiation and execution of this BFMA.

5.    NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender would not enter into this BFMA without Borrower’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this BFMA, each Borrower releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Borrower now has against Lender of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this BFMA and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

6.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this BFMA, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this BFMA in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this BFMA shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this BFMA. The terms of this paragraph apply not only to this BFMA, but also to any subsequent Business Financing Modification Agreements.

[remainder of this page intentionally left blank]

7.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

BORROWER:	LENDER:

SOCKET MOBILE, INC.	WESTERN ALLIANCE BANK, an Arizona corporation
By: /s/ Lynn Zhao Name: Lynn Zhao Title: CFO	By: Name: Title:

Exhibit A

Form of Compliance Certificate